Exhibit 99.1

Good Gaming Announces $3.1 Million Private Placement Offering

KENNETT SQUARE, PA November 12, 2021—Good Gaming, Inc. (OTCQB: GMER), today announced that it has entered into a securities purchase agreement with several institutional and accredited investors for the purchase of 20,733,337 shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to an aggregate of 20,733,337 shares of common stock, in a private placement. The combined purchase price for one share of common stock (or common stock equivalent) and a warrant to purchase one share of common stock is $0.15. The warrants have an exercise price of $0.20 per share, will be immediately exercisable and will expire five and one-half years from the issuance date.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the private placement offering are expected to be approximately $3.1 million. The Company intends to use the net proceeds to expand and promote Microbuddies as well as for working capital and general corporate purposes. The offering is expected to close on or about November 16, 2021, subject to the satisfaction of customary closing conditions.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder, and have not been registered under the Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

Under an agreement with the investors, the Company is required to file an initial registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock to be issued to the investors and shares of common stock underlying the warrants described above within 15 calendar days and to use its best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days in the event of a “full review” by the Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor there any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Good Gaming:

Good Gaming is an innovative brand leading the gaming industry across multiple segments in the space since 2008. Beginning with our roots as a collaborative space for gamers to share their knowledge, we went on to establish ourselves as one of the leaders in hosting Hearthstone tournaments. In 2016, we expanded our reach to include establishing multiple Minecraft servers with some of the most popular versions of Prison and SkyBlock, then developing our completely custom-developed NFT blockchain game, MicroBuddies™, in 2021. The Good Gaming advantage comes from our development team’s close relationship with the player communities of all of our games. The constant communication and resulting feedback further expand our proprietary content, and we continue to be influencers in the realm. Good Gaming continues to find exciting and innovative ways to branch across the gaming industry. As a staff and community, our goal is to cement our place as a fun and collaborative place for ALL gamers to enjoy.

Safe Harbor: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Good Gaming Inc., its directors or its officers with respect to, among other things: (i) statements relating to Good Gaming Inc.’s expectations regarding the completion of the private placement, potential gross proceeds from the private placement, satisfaction of closing conditions and use of proceeds therefrom; (ii) financing plans; (iii) trends affecting its financial condition or results of operations; (iv) growth strategy and operating strategy. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Good Gaming Inc.’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in Good Gaming, Inc.’s filings with the Securities and Exchange Commission, including those set forth as “Risk Factors” in such filings. These forward-looking statements speak only as of the date hereof, and Good Gaming Inc. disclaims any obligation to update these forward-looking statements, except as required by law.

MEDIA CONTACT:

Public Relations and Shareholder Information:

Joseph M. Vazquez III

Phone: (888) 245-3005

Email: infinityglobalconsulting@gmail.com